Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Altair Nanotechnologies Inc. (the "Company") of our reports dated March 12, 2010, relating to our audits of the consolidated financial statements and internal control over financial reporting, appearing in the Proxy Statement, which is part of this Registration Statement.  We also consent to the reference to our firm under the caption "Experts" and "Selected Financial Data" in such Proxy Statement.

/s/ Perry-Smith LLP

Sacramento, California
June 15, 2010